Exhibit 99.1

XPAC ACQUISITION CORP

BALANCE SHEET

August 3, 2021

	August 3, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$2,293,973	392,228	(a)	$2,293,973
		(392,228)	(b)
Total Current Assets	2,293,973	-		2,293,973
Cash and marketable securities held in trust account	200,000,000	19,611,310	(c)	219,611,310
Total Assets	$202,293,973	$19,611,310		$221,905,283
Liabilities and Equity
Current Liabilities
Accounts payable	90,519			90,519
Accrued offering costs	567,877			567,877
Due to/from Sponsor	300,000			300,000
Total Current Liabilities	$958,396	$-		$958,396
Promissory note payable - related party	84,412			84,412
Underwriter's Commission Fee	7,000,000	686,396	(d)	7,686,396
Warrant Liability	12,608,000	311,820	(a)	13,688,387
		768,567	(h)
Total Liabilities	$20,650,808	$1,766,783		$22,417,591
Commitments and Contingencies
Common shares subject to possible redemption, 17,664,316 shares at redemption value	176,643,160	17,844,530	(e)	194,487,690
Stockholders' Equity
Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-			-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 2,335,684 issued and outstanding (excluding 17,664,316 shares subject to possible redemption) issued and outstanding	234	196	(c)	251
		(179)	(e)
Class B common stock, $0.0001 par value; $20,000,000 shares authorized; 5,750,000 shares issued and outstanding (1)	575	(26)	(g)	549
Additional paid-in capital	5,489,003	80,408	(a)	5,530,795
		(392,228)	(b)
		19,611,114	(c)
		(686,396)	(d)
		(17,844,351)	(e)
		26	(f)
		41,786	(g)
		(768,567)	(h)
Accumulated Deficit	(489,807)	(41,786)	(g)	(531,593)
Total Stockholders' Equity	5,000,005	(3)		5,000,002
Total Liabilities and Equity	$202,293,973	$19,611,310		$221,905,283

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF PARTIAL OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of XPAC Acquisition Corp (the “Company”) as of August 3, 2021, adjusted for the closing of the partial exercise of the underwriter’s over-allotment option and related transactions, which occurred on August 19, 2021 as described below.

On August 3, 2021, the Company consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”). Each Unit consists of one share of the Company’s Class A ordinary shares, $0.0001 par value per share, and one-third of one redeemable warrant of the Company, with each whole warrant entitling the holder thereof to purchase one share of Class A ordinary share at an exercise price of $11.50 per share, subject to certain adjustments. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. Simultaneously with the closing of the IPO, the Company completed the private sale of 4,000,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, to the Company’s sponsor, XPAC Sponsor, LLC (the “Sponsor”), generating gross proceeds to the Company of $6,000,000. The Company granted the underwriter of the IPO a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments, if any. On August 19, 2021, the underwriter partially exercised the over-allotment option and, on August 19, 2021, purchased an additional 1,961,131 Units (the “Over-Allotment Units”) from the Company, generating gross proceeds of $19,611,310. Simultaneously with the sale and issuance of the Over-Allotment Units, the Company consummated the sale of an additional 261,485 Private Placement Warrants to the Sponsor at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds of $392,228. Transaction costs amounted to $1,078,624 of underwriting discounts and commissions, including $686,396 of underwriting discounts and commissions that have been deferred until the completion of the Company’s initial business combination.

Pro forma adjustments to reflect the exercise of the underwriter’s over-allotment option and the sale of the additional Private Placement Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash	392,228
	Additional paid-in capital		80,408
	Warrant Liability		311,820
	To record sale of 261,485 private placement warrants at $1.50 per private placement warrant
(b)	Additional paid-in capital	392,228
	Cash		392,228
	To record payment of cash underwriting fee
(c)	Cash and marketable securities held in trust account	19,611,310
	Class A common stock		196
	Additional paid-in capital		19,611,114
	To record sale of 1,961,131 over-allotment units at $10.00 per unit
(d)	Additional paid-in capital	686,396
	Underwriter's Commission Fee		686,396
	To record additional deferred underwriter's fee arising from the sale of over-allotment units
(e)	Class A common stock	179
	Additional paid-in capital	17,844,351
	Common shares subject to possible redemption		17,844,530
	To record Class A common shares subject to possible redemption
(f)	Class B common stock	26
	Additional paid-in capital		26
	To record forfeiture of founder shares by underwriter
(g)	General and administrative expenses	41,786
	Additional paid-in capital		41,786
	To record allocation of offering costs to warrant liability
(h)	Additional paid-in capital	768,567
	Warrant liability		768,567
	To record issuance of public warrants as a result of the partial exercise of the over-allotment